Exhibit 99.1

Medifast, Inc. Announces Executive Management Changes

Executive Chairman of the Board Michael C. MacDonald to Become CEO

OWINGS MILLS, Md., February 2, 2012 – Medifast, Inc. (NYSE: MED), a leading United States manufacturer and provider of clinically proven portion-controlled weight-loss programs, today announced that the Company’s Board of Directors has named Michael C. MacDonald, Executive Chairman of the Board, as the Company's new Chief Executive Officer, effective February 8, 2012. In addition, upon expiration of Michael S. McDevitt’s employment agreement on February 8, 2012, the Company and Mr. McDevitt have mutually agreed to the separation of his employment as Medifast’s Chief Executive Officer and Director, effective February 8, 2012.

“The Board would like to thank Mike McDevitt for his numerous contributions to the Company and his role in our historical growth and success during his ten year tenure at Medifast. Under his leadership, Medifast expanded its facilities and significantly increased the growth of Take Shape for Life, Medifast Weight Control Centers and Medifast Direct,” commented Mr. Michael C. MacDonald, Medifast’s Executive Chairman of the Board. “We wish him well in his future endeavors."

As previously announced, Mr. MacDonald, a Medifast Board member since 1998, was appointed Medifast’s Executive Chairman of the Board on October 31, 2011, effective November 4, 2011. Most recently, Mr. MacDonald served as an Executive Vice President at Office Max, Inc. where he led the Contract Division, a $3.6 billion business unit. Prior to Office Max, Mr. MacDonald spent 33 years serving in a variety of senior corporate officer positions for Xerox Corporation, including Senior Vice President of Worldwide Operational Effectiveness, President of Marketing Operations and Global Accounts and President of Xerox North America. Among his most significant roles was leading the turnaround in North America from 2000 to 2004, as President of the North American Solutions Group, a $6.5 billion division of Xerox. Mr. MacDonald also has international experience in marketing, sales and operations with both Xerox and Office Max.

“I’m extremely pleased to have the opportunity to work with the strong Medifast team and leverage my experience to enhance the Company’s strategic direction as we continue to make the necessary infrastructure investments to support the Company’s future long-term growth,” continued Mr. MacDonald. “We believe we are early in the evolution of the expansion of our multichannel, clinically proven weight-loss products and programs and look forward to our next phase of growth.”

About Medifast

Medifast, Inc. (NYSE: MED) is a leading provider of clinically proven, portion-controlled weight-loss programs. Medifast has been recommended by over 20,000 doctors and used by over one million clients since 1980. The Company is committed to enriching lives by providing innovative choices for lasting health. Medifast programs have been proven effective through studies by researchers from major university teaching hospitals. The company sells its products and programs via four unique distribution channels: 1) the web and national call centers, 2) the Take Shape for Life personal coaching division, 3) medically supervised Medifast Weight Control Centers, and 4) a national network of wholesale physicians and medical practices. Medifast was founded in 1980 and is located in Owings Mills, Maryland. For more information, please visit http://www.choosemedifast.com.

Forward Looking Statements

Please Note: This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as "intend" or other similar words or the negative of such terminology. Similarly, descriptions of Medifast's objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Medifast believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Medifast's inability to attract and retain independent Associates and Members, stability in the pricing of print, TV and Direct Mail marketing initiatives affecting the cost to acquire customers, increases in competition, litigation, regulatory changes, and its planned growth into new domestic and international markets and new channels of distribution. Although Medifast believes that the expectations, statements, and assumptions reflected in these forward- looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Investor Contacts:

Brendan Connors

Chief Financial Officer

ir@choosemedifast.com

ICR, Inc.

Katie Turner

John Mills

(646) 277-1228

Media Contact:

Alecia Pulman

203-682-8224

apulman@icrinc.com